Exhibit 99.10

National Integrity Separate Account I	AnnuiChoice II

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements” and to the use of our reports (a) dated April 3, 2009, with respect to the statutory-basis financial statements of The Western and Southern Life Insurance Company, (b) dated April 3, 2009, with respect to the statutory-basis financial statements of National Integrity Life Insurance Company, and (c) dated April 7, 2009 with respect to the financial statements of Separate Account I of National Integrity Life Insurance Company, in Post-Effective Amendment No. 15 to the Registration Statement (Form N-4 No. 333-44892) and Amendment No. 64 to the Registration Statement (Form N-4 No. 811-04846) and related Prospectus and Statement of Additional Information of Separate Account I of National Integrity Life Insurance Company for the registration of the “AnnuiChoice II” flexible premium variable annuity.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 21, 2009